Exhibit 10.22

STRATEGIC EDUCATION, INC. FORM OF RESTRICTED STOCK AGREEMENT (NON-EMPLOYEE DIRECTOR) GRANTED UNDER THE CAPELLA EDUCATION COMPANY 2014 EQUITY INCENTIVE PLAN

STRATEGIC EDUCATION, INC.

RESTRICTED STOCK AGREEMENT

GRANTED UNDER THE

CAPELLA EDUCATION COMPANY 2014 EQUITY INCENTIVE PLAN

Strategic Education, Inc., a Maryland corporation (the “Corporation”), hereby grants shares of its common stock, $.01 par value (the “Stock”) to the Participant named below, subject to the vesting conditions set forth below and in the attachment.  Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Corporation’s Capella Education Company 2014 Equity Incentive Plan (the “Plan”).

Grant Date:

Name of Participant:

Number of Shares of Stock Covered by Award:

Vesting Schedule:

Subject to special provisions for termination of Service and Change in “Control Resulting in Termination” (as defined below) as described in the Agreement and Plan, the restricted stock will vest as follows: ________________.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached.    IN PARTICULAR, YOU ACKNOWLEDGE THAT THIS RESTRICTED STOCK GRANT CONSTITUTES CONSIDERATION FOR YOUR ACCEPTANCE OF THE NON-COMPETITION PROVISIONS CONTAINED IN THE AGREEMENT.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Participant:
(Signature)
Corporation:
(Signature)
Title:

This is not a stock certificate or a negotiable instrument.

STRATEGIC EDUCATION, INC.

RESTRICTED STOCK AGREEMENT

GRANTED UNDER THE

CAPELLA EDUCATION COMPANY 2014 EQUITY INCENTIVE PLAN

Restricted Stock/ Nontransferability

This grant is an award of Stock in the number of shares set forth on the cover sheet subject to the vesting conditions set forth in the cover sheet and described below ("Restricted Stock").  To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Corporation will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock Agreement vests in accordance with the vesting schedule set forth on the cover sheet.

Notwithstanding (i) the vesting schedule in the preceding paragraph and (ii) anything to the contrary contained in Section 12 of the Plan, the shares of Restricted Stock shall become fully vested upon the occurrence of your death or Disability, or a Change in Control Resulting in Termination.  For purposes of this Agreement, a Change in “Control Resulting in Termination” shall occur when there is a Change in Control, as that term is defined herein, and (1) you are asked to resign from the Board without cause within six (6) months of the effective date of the Change in Control or (2) there occurs a material reduction in your authority, functions, duties or responsibilities which causes your resignation from the Board within six (6) months of the effective date of the Change in Control.

For purposes of this Agreement, “Change in Control” means (i) the dissolution or liquidation of the Company or any merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially al of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

No additional shares of Restricted Stock will vest after your Service has terminated for any reason other than death or Disability, or a Change in Control Resulting in Termination.

Evidence of Issuance

The issuance of the Stock under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Corporation, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates (which may be held in escrow at the option of the Corporation until vested), with any unvested shares of Restricted Stock bearing the appropriate restrictions imposed by this Agreement.  As your interest in the Restricted Stock vests, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified if necessary.

Death or Disability

If your Service terminates because of your death, then your shares of Restricted Stock will immediately become fully vested.  If your Service terminates because of your Disability, then your shares of Restricted Stock will immediately become fully vested.

Escrow

If the Restricted Stock is certificated, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Corporation, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Corporation.

All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Corporation Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Corporation to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

The release of any vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the date on which such shares first become vested.

The shares of Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for cancellation:

If your interest in the shares vests as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request, in accordance with the following schedule:

•The release of any vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the date on which such shares first become vested.

Withholding Taxes

You agree, as a condition of this Agreement, that if, and to the extent, the Company is required to withhold any tax amounts in respect of the Restricted Stock granted hereunder you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to your Restricted Stock and the issuance of shares of Stock with respect to the Restricted Stock under this Agreement.  Prior to the occurrence of any event involving the Restricted Stock that the Corporation or an Affiliate determines may result in any tax withholding obligation (e.g., vesting), whether United States federal, state or local taxes or any applicable foreign taxes and including any employment tax obligation (the “Tax Withholding Obligation”), and except in cases in which you make an election under Section 83(b) of the Code as provided below, you must agree to the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Corporation, including by means of one of the following methods:

(i)By Share Withholding. Unless the Corporation permits you to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, you authorize the Corporation (in the exercise of its sole discretion) to withhold from those unrestricted shares of Stock to be delivered to you upon vesting the whole number of shares sufficient to satisfy the Tax Withholding Obligation. Share withholding will result in the delivery of a lower number of unrestricted shares of Stock to you.

(ii)By Sale of Shares. Unless the Corporation permits you to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Securities Exchange Act of 1934, as amended, your acceptance of the Restricted Stock constitutes your instruction and authorization to the Corporation (in the exercise of its sole discretion) and any brokerage firm determined acceptable to the Corporation or an Affiliate for such purpose to sell on your behalf a whole number of shares from those unrestricted shares of Stock to be delivered to you upon vesting of the shares of Restricted Stock as the Corporation or an Affiliate determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. You will be responsible for all brokers’ fees and other costs of sale, and you agree to indemnify and hold the Corporation and its Affiliates harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Tax Withholding Obligation, the Corporation agrees to pay such excess in cash to you. You acknowledge that the Corporation or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation. Accordingly, you agree to pay to the Corporation or an Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than sixty (60) days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a vesting date), and provided that at the time of such request the Corporation is not in a “black-out period” and/or subject to applicable securities laws that could subject you to liability for engaging in any transaction involving the sale of the Corporation’s common stock, you may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Corporation. Alternatively, the Corporation may require that you satisfy any Tax Withholding Obligation in any such manner. If the Corporation approves your request, or so requires, within five (5) business days of a vesting date (or such fewer number of days as determined by the Committee or its designee) you must deliver to the Corporation the amount that the Corporation determines is sufficient to satisfy the Tax Withholding

Obligation by (x) wire transfer to such account as the Corporation may direct, (y) delivery of a certified check payable to the Corporation, or (z) such other means as specified from time to time by the Committee or its designee.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price (if any) paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above.  You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date.  You will incur a tax liability to the extent the purchase price is less than the fair market value of the shares on the Grant Date, however, no tax liability will arise to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date.  If the Corporation or an Affiliate determines a Tax Withholding Obligation is incurred in connection with your choice to file an election under Section 83(b) of the Code, you may satisfy the foregoing requirement by making a payment to the Corporation in cash or, with the consent of the Corporation, by authorizing the Corporation or an Affiliate to withhold cash otherwise due to you.  The form for making this election is attached as Exhibit B hereto.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO DETERMINE WHETHER OR NOT TO MAKE A FILING, AND IF YOU DETERMINE TO MAKE SUCH A FILING, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.  YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Non-Competition

To the extent permitted by law and applicable professional regulations, during the period you are providing Services to the Corporation and for a period of one year thereafter, you shall not take actions in competition with the Corporation in any state or similar jurisdiction in which the Corporation conducts a material amount of its business.  Unless otherwise specified in an employment or other agreement between the Corporation and you, you take actions in competition with the Corporation if you:

•Fail to keep strictly confidential all confidential business information disclosed by the Corporation to you, or which is obtained by you or otherwise disclosed to you in connection with performing Services for the Corporation, or use any such confidential information for any purpose other than performing Services for the Corporation; provided, however, that the foregoing shall not apply to information which (1) at the time of disclosure to you is already a matter of public knowledge, (2) after disclosure to you becomes a matter of public knowledge, except by your breach of this provision , (3) was already in your possession at the time of disclosure and does not solely constitute specific and detailed information regarding the Corporation (it being acknowledged that you possessed extensive industry experience and general knowledge of the education sector prior to joining the Corporation); or (4) which is required to be disclosed by law or regulation;

•Enter into any employment, consulting or similar relationships with third parties which will result in a direct and material conflict of interest with the Corporation’s business;

•Act in any managerial capacity for or acquire an ownership interest in (except a minority interest of 5% or less acquired for investment purposes in a company whose stock is traded on a public exchange) any person or entity that is a direct and material competitor of the Corporation;

•Without the written consent of the Corporation, solicit or direct anyone else to solicit any officer or key employee of the Corporation (y) to terminate his or her employment or other relationship with the Corporation or (z) to seek or accept employment with you or any third party; provided that the foregoing shall exclude actions which are the result of persons responding to general advertisements and do not involve any solicitation on your part.

You acknowledge and agree that any material breach by you of any of the provisions of this Section (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy.  Therefore, if you materially breach, or threaten to materially breach, any of the Restrictive Covenants, the Corporation and its affiliates shall have the right to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against you of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.  This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation and its affiliates under law or in equity (including, without limitation, the recovery of damages).   In addition, in the event of such a material breach of the Restrictive Covenants the Corporation shall have the right to cause a forfeiture of your Restricted Stock Agreement and the value of any shares of Restricted Stock that vested in the twelve (12) months prior to your material breach.

Clawback

This Award is subject to mandatory repayment by you to the Corporation to the extent you are or in the future become subject to any Corporation “clawback” or recoupment policy that requires the repayment by you to the Corporation of compensation paid by the Corporation to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

Shareholder Rights

You have the right to vote the Restricted Stock and to receive any cash dividends declared or paid on such stock unless and until forfeited.  Any stock distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto.  Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Corporation stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.  Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity.
Legends

All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Corporation regarding this grant of Restricted Stock.  Any prior agreements, commitments or negotiations concerning this grant are superseded.

Consent to Electronic Delivery

The Corporation may choose to deliver certain informational materials relating to the Plan in electronic form.  By accepting this grant you agree that the Corporation may deliver the Plan prospectus and the Corporation’s annual report to you in an electronic format.  If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Corporation would be pleased to provide copies.  Please contact the General Counsel of the Corporation to request paper copies of these documents.

Corporate Activity	Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity.
Data Privacy

In order to administer the Plan, the Corporation may process personal data about you.  Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Corporation to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Corporation to process any such personal data.

Code Section 409A

It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A.  To the extent that the Corporation determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Corporation.  For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Code Section 409A.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, _____________hereby assigns and transfers unto Strategic Education, Inc., a Maryland corporation (the "Corporation"), ____________(__________) shares of common stock of the Corporation represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint _______________________ as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:	,

Print Name

Signature

Spouse Consent (if applicable)

       ___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Corporation.

Signature

INSTRUCTIONS:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.  THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE CORPORATION TO CANCEL YOUR UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.Description of property with respect to which the election is being made:

                     shares of common stock. Strategic Education, Inc., a Maryland corporation, (the “Corporation”).

3.The date on which the property was transferred is ____________ __, 2019.

4.The taxable year to which this election relates is calendar year 2019.

5.Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Corporation.  The shares of stock are subject to forfeiture under the terms of the Agreement.

6.The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.The amount paid by taxpayer for the property was $__________.

8.A copy of this statement has been furnished to the Corporation.

Dated:	,	2019

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1.You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2.At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Corporation.

3.You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1.Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.